KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND

DALLAS, TEXAS – February 22, 2023 – Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of nineteen cents ($0.19) per share on its common stock, payable on March 16, 2023 to stockholders of record at the close of business on March 7, 2023.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

* * * * *

Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700